UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Vector Group Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:
☐ Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid.
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed;

SUPPLEMENTAL INFORMATION TO OUR PROXY STATEMENT
FOR OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2019

Beginning in 2016, Vector Group Ltd. meaningfully enhanced its stockholder outreach program to expand the scope of its discussions with institutional investors and has been engaging with stockholders in anticipation of our May 2, 2019 Annual Meeting of Stockholders.

In response to the feedback received this year, our Compensation Committee intends to undertake an executive compensation program review in 2019 with a view to implementing any appropriate changes for the 2020 compensation year. The results of the review will be discussed in our 2020 proxy statement.